   As filed with the Securities and Exchange Commission on January 8, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                            SCOTT TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     52-1297376
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                        5875 Landerbrook Drive, Suite 250
                          Mayfield Heights, Ohio 44124
          (Address of Principal Executive Offices, Including Zip Code)

                           --------------------------

              SCOTT TECHNOLOGIES, INC. DIRECTORS' STOCK OPTION PLAN

                            (Full Title of the Plan)

                                                              Copy to:

     Debra L. Kackley, Esq.                           Douglas A. Neary, Esq.
 Vice President, General Counsel                  Calfee, Halter & Griswold LLP
     and Corporate Secretary                     1400 McDonald Investment Center
    Scott Technologies, Inc.                           800 Superior Avenue
5875 Landerbrook Drive, Suite 250                     Cleveland, Ohio 44114
  Mayfield Heights, Ohio 44124                            (216) 622-8200
         (440) 446-1333


(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                           --------------------------

                                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
            Title Of
           Securities                 Amount          Proposed Maximum        Proposed Maximum        Amount Of
              To Be                    To Be         Offering Price Per      Aggregate Offering      Registration
           Registered               Registered           Share (1)               Price (1)               Fee
--------------------------------------------------------------------------------------------------------------------
Common  Stock,  par value  $.10
per share .....................     175,000 (2)           $16.28                $2,849,262              $841
====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) To be issued in connection with the Scott Technologies, Inc. Directors' Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents of Scott Technologies, Inc. (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. The Company's Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

         3. The Company's Current Reports on Form 8-K, dated December 31, 1997, May 22, 1998 and December 15, 1998;

         4. The Company's Registration Statement on Form 8-A, filed December 17, 1985;

         5. The Company's Amendment No. 1 to its Registration Statement on Form 8-A, filed December 17, 1985;

         6. The Company's Amendment No. 2 to its Registration Statement on Form 8-A, filed February 4, 1986;

         7. The Company's Amendment No. 3 to its Registration Statement on Form 8-A, filed June 17, 1988.


Other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), or 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VI of the Company's By-laws, as amended and restated effective December 26, 1996 (the "By-laws") provides in part that the Company shall indemnify any person who was or is an "authorized representative" of the Company (which means, for purposes of Article VI, a Director or officer of the Company, or a person serving at the request of the Company as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which includes, for purposes of Article VI, the giving of testimony or similar involvement) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company by reason of the fact that such person was or is an authorized representative of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal third party proceedings (which could or does lead to a criminal third party proceeding), had no reasonable cause to believe was unlawful. Article VI of the By-laws also provides that the Company shall indemnify any person who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which means, for purposes of Article VI, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor or investigative proceeding by the Company) by reason of the fact that such person was or is an authorized representative of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, Article VI of the By-laws provides that, to the extent an authorized representative of the Company has been successful on the merits or otherwise in defense of any third party or corporate proceedings or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. Determinations with respect to indemnification shall be made by the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceedings; or if such a quorum is not obtainable or, even if obtainable, if a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or by the stockholders. Section 145 of the General Corporation Law of the State of Delaware provides the Company may maintain insurance to cover losses incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act of 1933.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, this 8th day of January, 1999.

                                       SCOTT TECHNOLOGIES, INC.


                                       By: /s/ Glen W. Lindemann
                                          --------------------------------------
                                          Glen W. Lindemann,
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both of Scott Technologies, Inc., a Delaware corporation, hereby constitutes and appoints Glen W. Lindemann, Debra L. Kackley, Mark A. Kirk and Douglas A. Neary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power, and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 8, 1999.


         Signature                                            Title
         ---------                                            -----

/s/ Glen W. Lindemann
-----------------------------                President, Chief Executive Officer and Director
Glen W. Lindemann                            (Principal Executive Officer)

/s/ Mark A. Kirk
-----------------------------                Senior Vice President and Chief Financial Officer
Mark A. Kirk                                 (Principal Financial Officer)

/s/ Robert P. Collins
-----------------------------                Chairman of the Board and Director
Robert P. Collins

/s/ Harrison Nesbit, II
-----------------------------                Director
Harrison Nesbit, II


/s/ Frank N. Linsalata
-----------------------------                Director
Frank N. Linsalata

/s/ John P. Reilly
-----------------------------                Director
John P. Reilly

/s/ F. Rush McKnight
-----------------------------                Director
F. Rush McKnight

/s/ N. Colin Lind
-----------------------------                Director
N. Colin Lind

                                  EXHIBIT INDEX

         Exhibit Number                              Description
         --------------                              -----------
              3.1               Amended and Restated Certificate of Incorporation.               (1)


             3.1.1              Certificate of Designations, Preferences, Related                (2)
                                Rights, Qualifications, Limitations and Restrictions
                                of Series A Junior Participating Preferred Shares.

              3.2               Amended and Restated By-laws of the Company.                     (3)


               4                Rights Agreement, dated as of December 15, 1998,                 (4)
                                between  Scott  Technologies,  Inc. and National  City
                                Bank, as Rights Agent.

              4.1               Scott Technologies, Inc. Directors' Stock Option Plan.           (5)

              4.2               Indenture, dated as of October 1, 1989, between                  (6)
                                Figgie International Inc. (n/k/a Scott Technologies,
                                Inc.) and Continental Bank, N.A. (n/k/a State Street
                                Trust), as Trustee, with respect to the 9.875% Senior
                                Notes due October 1, 1999.

              4.3               Second Supplemental Indenture, dated as of December              (7)
                                31, 1986, among Figgie International Inc (n/k/a
                                Scott  Technologies,  Inc.) and Marine  Midland  Bank,
                                N.A., as Trustee, with respect to the 10.375%
                                Subordinated Debentures due April 1, 1998.

              4.4               First Supplemental Indenture, dated as of July 18,               (8)
                                1983, among Figgie International Inc. (n/k/a Scott
                                Technologies, Inc.), Figgie International Holdings
                                Inc., and Marine Midland Bank, N.A., as Trustee with
                                respect to the 10-3/8% Subordinated Debentures due
                                1998, along with the Original Indenture dated as of
                                April 1, 1978.

              5.1 Opinion of Calfee, Halter & Griswold LLP regarding the validity of the securities being registered.

              23.1              Consent of Arthur Andersen LLP.

              23.2              Consent of Calfee, Halter & Griswold LLP
                                (contained in Exhibit 5.1).

              24.1              Power of Attorney and related Certified Resolution.



         (1) Incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

         (2) Incorporated herein by reference to Exhibit 3.1.1 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

         (3) Incorporated herein by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

         (4) Incorporated herein by reference to Exhibit 4 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

         (5) Incorporated herein by reference to Exhibit 10(a) of the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1998 (File No. 1-8591).

         (6) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 (File No. 1-8591).

         (7) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986 (File No. 1-8591).

         (8) Incorporated herein by reference to Exhibit 3(4)(f) to the Company's Form 8-B filed October 19, 1983 (File No. 1-8591).